NEWS RELEASE
Five Below, Inc. Announces First Quarter Fiscal 2026 Financial Results
Q1 Net Sales Increase of 32.5% to $1.3 Billion; Comparable Sales Increase of 22.7%
Q1 GAAP Diluted EPS of $2.21, Q1 Adjusted Diluted EPS of $2.22
Increases Full Year 2026 Sales and EPS Outlook
PHILADELPHIA, PA – (June 3, 2026) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the first quarter ended May 2, 2026.

For the first quarter ended May 2, 2026:
•Net sales increased by 32.5% to $1,285.6 million from $970.5 million in the first quarter of fiscal 2025; comparable sales increased by 22.7%.
•The Company opened 49 net new stores and ended the quarter with 1,970 stores in 46 states. This represents an increase in stores of 7.9% from the end of the first quarter of fiscal 2025.
•Operating income was $154.2 million compared to $50.8 million in the first quarter of fiscal 2025. Adjusted operating income(1) was $154.8 million compared to $59.6 million in the first quarter of fiscal 2025.
•The effective tax rate was 24.3% compared to 27.2% in the first quarter of fiscal 2025.
•Net income was $123.1 million compared to $41.1 million in the first quarter of fiscal 2025. Adjusted net income(1) was $123.5 million compared to $47.5 million in the first quarter of fiscal 2025.
•Diluted income per common share was $2.21 compared to $0.75 in the first quarter of fiscal 2025. Adjusted diluted income per common share(1) was $2.22 compared to $0.86 in the first quarter of fiscal 2025.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Winnie Park, CEO of Five Below, said, “We are thrilled with our outstanding first quarter performance, which is a testament to the team’s execution of our customer-centric strategy. The result was broad-based growth across our merchandising worlds, new and existing customers, and all demographic and geographic segments. Our continued focus on compelling newness at amazing value and great store execution are at the heart of our operating flywheel. We successfully amplified social media trends and drove outsized traffic through coordinated merchandising and marketing efforts.”

Ms. Park continued, “Our teams have demonstrated focus, discipline and agility in navigating macroeconomic uncertainty and we are committed to delivering amazing product at great value. With a solid foundation in place, we are well positioned to deliver durable top- and bottom-line growth with our unique brand value proposition as THE destination for the KID and the KID in all of us."

Second Quarter and Fiscal 2026 Outlook:
The Company expects the following results for the second quarter and full year of fiscal 2026. This outlook includes the expected impact of tariff rates currently in place through July 24, 2026, and assumes tariffs thereafter revert to rates in place at the start of the fiscal year. This outlook excludes the impact of tariff refunds and share repurchases, if any.

For the second quarter of Fiscal 2026:
•Net sales are expected to be in the range of $1.18 billion to $1.20 billion based on opening approximately 50 new stores and assumes an approximate 7% to 9% increase in comparable sales.
•Net income is expected to be in the range of $64 million to $71 million. Adjusted net income(2) is expected to be in the range of $65 million to $72 million.
•Diluted income per common share is expected to be in the range of $1.15 to $1.27 on approximately 55.7 million diluted weighted average shares outstanding. Adjusted diluted income per common share(2) is expected to be in the range of $1.17 to $1.29.
(2) Adjusted net income and adjusted diluted income per common share exclude the impact of retention awards granted in fiscal 2024, net of income tax impact.

For the full year of Fiscal 2026:
•Net sales are expected to be in the range of $5.40 billion to $5.48 billion based on opening approximately 150 net new stores and assumes an approximate 6% to 8% increase in comparable sales.
•Net income is expected to be in the range of $480 million to $502 million. Adjusted net income(3) is expected to be in the range of $482 million to $504 million.
•Diluted income per common share is expected to be in the range of $8.62 to $9.02 on approximately 55.7 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $8.65 to $9.05.
•Gross capital expenditures are expected to be in the range of $230 million to $250 million.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of retention awards granted in fiscal 2024, net of income tax impact.

Conference Call Information:
A conference call to discuss the financial results for the first quarter of fiscal 2026 is scheduled for today, June 3, 2026, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call.

Non-GAAP Information:
This press release includes the following non-GAAP financial measures: gross profit, adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share. The Company has reconciled these non-GAAP financial measures, with respect to the first quarter ended May 2, 2026, with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures provide its management with comparable financial data for internal financial analysis and provide meaningful supplemental information to investors. Non-GAAP financial measures have limitations as analytical tools. Other companies in the Company's industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be protected by the “safe harbor” provisions therein. Such statements reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, expectations and outlook concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Although we believe there is a reasonable basis for such forward-looking statements, our actual results may differ materially from these expectations due to risks that include, but are not limited to, risks related to disruption to the global supply chain, increased cost of freight, constraints on shipping capacity to transport inventory or the timely receipt of inventory, risks related to the Company’s strategy and expansion plans, risks related to our ability to attract, retain, and motivate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to our ability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, such as the failure to secure customers’ confidential or credit card information, or other private data relating to our crew or the Company, including the costs associated with protection against or remediation of such incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, including risks related to direct and indirect impact of current and potential tariffs imposed, threatened, or proposed by the United States on foreign imports, including, without limitation, the tariffs themselves, any counter-measures thereto (in addition to any applicable foreign trade restrictions, generally) and any indirect effects on consumer discretionary spending, risks related to the availability of suitable new store locations and the dependence on the volume of traffic to our stores and website, risks related to our dependence on our executive officers, senior management and other key personnel or our ability to hire additional qualified personnel, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, risks related to inflation and increasing commodity prices and related effects, such as a reduction in our unit sales (including an inability to increase sales), damage to our reputation with our customers, our becoming less competitive in the marketplace or exposure to fraud or theft due to customer payment-related risks, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to natural disasters, adverse weather conditions, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any negative effects to our business and results of operations), risks related to building, operating or expanding shipcenters or network capacity, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise (including the impact of product and food safety claims and legislation), increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards, risks related to our insurance programs and their effect on our financial performance and risks associated with leasing substantial amounts of space and owning real property. For further details and a discussion of these and other risks and uncertainties that may cause our actual results to differ materially from the expectations contained herein, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements, despite the Company’s reasonable basis for such statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading growth retailer offering trend-right, extreme value, high-quality products loved by the kid and the kid in all of us. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across awesome Five Below worlds: Candy, Style, Party, Room, Create, Tech, Sports and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,900 stores in 46 states. For more information, please visit www.fivebelow.com or follow @fivebelow on TikTok, Instagram and Facebook.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	May 2, 2026	January 31, 2026	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$638,892	$723,699	$427,462
Short-term investment securities	474,370	208,508	196,529
Inventories	813,300	846,609	702,053
Prepaid income taxes and tax receivable	5,210	5,210	4,649
Prepaid expenses and other current assets	130,176	132,697	142,429
Total current assets	2,061,948	1,916,723	1,473,122
Property and equipment, net	1,242,449	1,234,331	1,260,795
Operating lease assets	1,725,210	1,765,704	1,696,917
Other assets	25,396	20,261	21,968
	$5,055,003	$4,937,019	$4,452,802

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	351,544	368,381	276,505
Income taxes payable	95,234	56,644	72,365
Accrued salaries and wages	46,704	67,505	31,179
Other accrued expenses	188,684	160,328	176,750
Operating lease liabilities	300,545	301,148	304,950
Total current liabilities	982,711	954,006	861,749
Other long-term liabilities	10,890	8,667	8,049
Long-term operating lease liabilities	1,698,164	1,731,041	1,670,168
Deferred income taxes	50,767	50,015	54,774
Total liabilities	2,742,532	2,743,729	2,594,740
Shareholders’ equity:
Common stock	552	551	549
Additional paid-in capital	174,915	178,791	161,058
Retained earnings	2,137,004	2,013,948	1,696,455
Total shareholders’ equity	2,312,471	2,193,290	1,858,062
	$5,055,003	$4,937,019	$4,452,802

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net sales	$1,285,602	$970,527
Cost of goods sold (exclusive of items shown separately below)	806,960	646,614
Selling, general and administrative expenses	273,276	226,502
Depreciation and amortization	51,123	46,564
Operating income	154,243	50,847
Interest income and other income, net	8,255	5,647
Income before income taxes	162,498	56,494
Income tax expense	39,442	15,346
Net income	$123,056	$41,148
Basic income per common share	$2.23	$0.75
Diluted income per common share	$2.21	$0.75
Weighted average shares outstanding:
Basic shares	55,262,924	55,045,966
Diluted shares	55,607,222	55,189,813

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Operating activities:
Net income	$123,056	$41,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,123	46,564
Share-based compensation expense	5,132	9,859
Deferred income tax expense (benefit)	752	(5,117)
Other non-cash expenses	1,588	94
Changes in operating assets and liabilities:
Inventories	33,309	(42,553)
Prepaid expenses and other assets	(2,650)	13,931
Accounts payable	(20,238)	14,733
Income taxes payable	38,590	20,367
Accrued salaries and wages	(20,801)	11,436
Operating leases	7,014	3,176
Other accrued expenses	10,349	19,024
Net cash provided by operating activities	227,224	132,662
Investing activities:
Purchases of investment securities and other investments	(271,833)	(82,393)
Sales, maturities, and redemptions of investment securities	5,971	82,938
Capital expenditures	(37,189)	(36,209)
Net cash used in investing activities	(303,051)	(35,664)
Financing activities:
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	1	—
Common shares withheld for taxes	(8,981)	(1,254)
Net cash used in financing activities	(8,980)	(1,254)
Net (decrease) increase in cash and cash equivalents	(84,807)	95,744
Cash and cash equivalents at beginning of period	723,699	331,718
Cash and cash equivalents at end of period	$638,892	$427,462

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit to adjusted gross profit

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Gross profit(4)	$478,642	$323,913
Adjustments:
Retention awards(5)	—	390
Cost-optimization initiatives(6)	—	4,100
Adjusted gross profit(7)	$478,642	$328,403

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Operating income, as reported	$154,243	$50,847
Adjustments:
Retention awards(5)	541	2,937
Cost-optimization initiatives(6)	—	4,960
Non-recurring inventory write-off	—	830
Adjusted operating income(7)	$154,784	$59,574

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net income, as reported	$123,056	$41,148
Adjustments:
Retention awards, net of tax(5)	410	2,139
Cost-optimization initiatives, net of tax(6)	—	3,612
Non-recurring inventory write-off, net of tax	—	605
Adjusted net income(7)	$123,465	$47,505

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Diluted income per common share, as reported	$2.21	$0.75
Adjustments:
Retention awards per share(5)	0.01	0.04
Cost-optimization initiatives per share(6)	—	0.07
Non-recurring inventory write-off per share	—	0.01
Adjusted diluted income per common share(7)	$2.22	$0.86

(4) Gross profit, a non-GAAP financial measure, is equal to our net sales less our cost of goods sold.
(5) Retention awards relate to the on-going expense recognition of cash and equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and will vest through fiscal 2026.
(6) Represents charges related to the cost-optimization of certain functions.
(7) Components may not add to total due to rounding.